EXHIBIT 31.1

CERTIFICATION

I, James B. McCurry, certify that:

1.  I have reviewed this Form 10-K, as amended by Form 10-K/A, of PRG-Schultz International, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

	By:	/s/ James B. McCurry
James B. McCurry
April 28, 2006		Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)